        EXHIBIT 10.1
AIRCRAFT TIME SHARING AGREEMENT
THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is made and entered into effective March 7, 2024, by and between 3M Company, a Delaware corporation (the “Operator”), and Michael F. Roman (the “Lessee”).
RECITALS
WHEREAS, Operator owns and/or operates the aircraft (individually and/or collectively, as the case may be, the “Aircraft”) listed on Schedule A hereto;
WHEREAS, Operator desires to lease from time to time the Aircraft to Lessee for Lessee’s use on a non-exclusive time sharing basis in accordance with Section 91.501 of the Federal Aviation Regulations (“FAR”); and
WHEREAS, Operator has operational control of the Aircraft and employs (or contracts for the services of) fully qualified flight crews to operate the Aircraft on such basis; and
WHEREAS, subject to the terms and conditions herein, Lessee desires to lease the Aircraft with flight crew supplied by Operator on a time sharing basis;
NOW, THEREFORE, in consideration of the foregoing and the provisions of this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party, such termination to become effective ten (10) days from the date of the notice; provided, however, that this Agreement may be terminated by Operator on such shorter notice as may be required for Operator to comply with applicable law, regulations, the requirements of any financial institution with a security or other interest in the Aircraft, or with insurance requirements, or in the event the insurance required hereunder is not in full force and effect. This Agreement also shall terminate automatically on the date Lessee ceases to be an executive officer of the Operator. Notwithstanding the foregoing, any provisions directly or indirectly related to Lessee’s payment obligations for flights completed on or before the date of termination and the limitation of liability provisions in Section 11 shall survive the termination of this Agreement.
2. Provision of Aircraft and Crew. Subject to Aircraft availability and Section 4, Operator agrees to provide to Lessee the Aircraft and flight crew on a time sharing basis, as defined in FAR Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d). Operator shall provide, at its sole expense, qualified flight crew for all flight operations under this Agreement. If Operator becomes the owner and/or operator of any aircraft not listed on Schedule A hereto, Schedule A shall be modified to include such aircraft as an Aircraft covered by this Agreement, and thereafter this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft identified thereon, if any. If Operator is no longer the owner and/or operator of any of the Aircraft, Schedule A shall be amended to delete any reference to such Air. ft and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft identified thereon, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. Revisions to Schedule A in accordance with this Section 2 do not require the parties to re-execute this Agreement.
3. Reimbursement of Expenses. Operator is not required to seek reimbursement of expenses for a flight conducted under this Agreement. To the extent Operator does seek reimbursement of expenses for a flight conducted under this Agreement, such reimbursement shall be subject to the provisions of this Section 3. For each flight conducted under this Agreement, for which the Operator seeks reimbursement, Operator may charge Lessee an amount not to exceed the sum of the expenses of operating such flight that is permitted by FAR 91.501(d), which amount shall not exceed the sum of the expenses set forth below for each such flight:
i.Fuel, oil, lubricants, and other additives;
ii.Travel expenses of the crew, including food, lodging, and ground transportation;
iii.Hangar and tie-down costs away from the Aircraft’s base of operation;
iv.Insurance obtained for the specific flight;
v.Landing fees, airport taxes, and similar assessments;
vi.Customs, foreign permit, and similar fees directly related to the flight;
vii.In-flight food and beverages;
viii.Passenger ground transportation;
ix.Flight planning and weather contract services; and
x.An additional charge equal to one hundred percent (100%) of the expenses listed in clause (i) above.
4. Invoicing and Payment. All payments to be made to Operator by Lessee hereunder shall be paid in the manner set forth in this Section. Operator will pay, or cause to be paid, the expenses related to the operation of the Aircraft hereunder in the ordinary course. Operator shall provide or cause to be provided to Lessee a yearly invoice, within sixty (60) days after the end of each year, that shows the personal use of the Aircraft by Lessee pursuant to this Agreement during that year and provides a complete accounting detailing all amounts that are payable by Lessee pursuant to Section 3 for that year (plus applicable domestic or international air transportation excise taxes, and any other fees, taxes, or charges imposed on Lessee and his guests by the Internal Revenue Code of 1986, as amended, for collection by

Operator). Lessee shall pay all amounts due under the invoice not later than thirty (30) days after receipt thereof. In the event that Operator has not received all supplier invoices for reimbursable charges relating to personal use of the Aircraft prior to the date of the invoice, Operator shall issue supplemental invoices for such charges to Lessee, and Lessee shall pay, or cause to be paid, each supplemental invoice within thirty (30) days after receipt thereof.
5. Scheduling Flights.
(a) Flight Requests. Lessee shall provide Operator with flight requests for Lessee’s personal travel to be undertaken pursuant to this Agreement and proposed flight schedules as far in advance of Lessee’s desired departure date as reasonably practicable. Flight requests shall be made by Lessee in a form that is reasonably acceptable to Operator. Operator shall have sole and exclusive authority over the scheduling of the Aircraft. Operator shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and flight crew pursuant to this Agreement for any reason, including, without limitation, circumstances when such delay or failure is caused by government regulation or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or labor disputes, weather conditions, pandemics or other adverse public health conditions, acts of God, or other circumstances whether within or beyond Operator’s reasonable control. In addition to requested schedules and departure times, Lessee shall provide at least the following information for each proposed flight reasonably in advance of the desired departure time as reasonably required by Operator or its flight crew:
i.Departure point;
ii.Destination;
iii.Date and time of flight;
iv.Number and identity of anticipated passengers;
v.Nature and extent of luggage and/or cargo expected to be carried;
vi.Date and time of return flight, if any; and
vii.Any other information concerning the proposed flight that may be pertinent to or required by Operator, its flight crew, or governmental entities.
(b) Approval of Flight Requests. Subject to Aircraft and flight crew availability, Operator shall use its good faith efforts, consistent with its approved policies, to accommodate Lessee’s needs and avoid conflicts in scheduling. Although every good faith effort shall be made to avoid this occurrence, any flights scheduled under this Agreement are subject to cancellation by either party without incurring liability to the other party. In the event of a cancellation, the canceling party shall provide the maximum notice reasonably practicable.

(c) Repositioning of Aircraft. In the absence of another flight scheduled on the Aircraft by Lessee or another scheduled business trip, the Aircraft may remain at the destination until its next required use. In the event the Aircraft must be repositioned, this Agreement shall be implemented such that all costs of deadhead flights (up to the amount described in Section 3) shall be borne by Lessee if such flights are attributable to the personal use of the Aircraft.
6. Flight Crew. Operator shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement and included on the insurance policies that Operator is required to maintain hereunder. In accordance with applicable provisions of the FAR, the qualified flight crew provided by Operator shall exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder.
7. Operational Authority and Control. Operator shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain full authority and control, including exclusive Operational Control (as defined below), and possession of the Aircraft at all times at which the Aircraft is being operated on behalf of Lessee pursuant to this Agreement. “Operational Control” (as defined in FAR 1.1 and the Federal Aviation Administration’s interpretation thereof) includes, but is not limited to, possession, command, and, except for the independent obligations of the pilots under the FAR, exclusive control over:
i.The pilots;
ii.Determinations of whether any particular flight may be safely operated;
iii.Assignment of pilots to particular flights;
iv.Initiation and termination of all flights;
v.Directions to pilots to conduct flights; and
vi.Dispatch or release of flights.
The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken, the route to be flown, the place or places where landings shall be made, and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight for any reason or condition which in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action which in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damage, or delay.
8. Aircraft Maintenance. As between Operator and Lessee, Operator shall be solely responsible for securing scheduled and unscheduled maintenance, preventive maintenance,

and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. Performance of maintenance, preventive maintenance, or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless, in the sole discretion of Operator and the pilot-in-command, such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations, and requirements.
9. Insurance.
(a) Aviation Liability and Hull Insurance Policy. Operator, at its expense, shall maintain or cause to be maintained in full force and effect throughout the Term of this Agreement aircraft liability and hull insurance for the Aircraft in the form and substance and with such insurers as is customary for corporate aircraft of the type similar to the Aircraft. The aviation liability coverage shall include Lessee as an insured and include a severability of interest provision providing that the insurance shall apply separately to each insured against whom a claim is made, except as respects the limits of liability. The hull insurance coverage shall include provisions whereby the insurer(s) waive all rights of subrogation they may have or acquire against Lessee and shall permit the use of the Aircraft by Company as provided in FAR Section 91.501.
(b) Additional Insurance. Operator shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as Lessee may reasonably request. Lessee acknowledges that any trips scheduled to areas not currently covered by existing policies may require Operator to purchase additional insurance to comply with applicable regulations, and Operator shall be required to maintain or cause to be maintained such additional insurance. The cost of all flight-specific insurance shall be borne by Lessee as provided in Section 3.
10. Use of Aircraft. Lessee represents and warrants that:
(a) Lessee will use the Aircraft under this Agreement for and only for his own account, including the carriage of Lessee’s guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage;
(b) Lessee will not permit any lien, security interest, or other charge or encumbrance to attach against the Aircraft as a result of Lessee’s actions or inactions, and shall not attempt to convey, mortgage, assign, lease, or in any way alienate the Aircraft or Operator’s rights hereunder or incur, create, or grant any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien or create such a security interest; and
(c) During the Term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft by Lessee under this Agreement or otherwise.

11. Limitation of Liability. NEITHER OPERATOR (NOR ITS AFFILIATES) MAKES, HAS MADE, OR SHALL BE DEEMED TO MAKE OR HAVE MADE, AND OPERATOR (FOR ITSELF AND ITS AFFILIATES) HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE, OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. IN NO EVENT SHALL OPERATOR OR ANY OF ITS AFFILIATES, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO LESSEE OR LESSEE’S GUESTS FOR ANY CLAIMED LIABILITIES, LOSSES, OR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES RESULTING FROM OR ARISING OUT OF THE USE OR OPERATION OF THE AIRCRAFT PURSUANT TO THIS AGREEMENT (COLLECTIVELY, THE “LOSSES”), REGARDLESS OF WHETHER SUCH LOSSES ARISE OUT OF OR ARE CAUSED BY, IN WHOLE OR IN PART, OPERATOR’S NEGLIGENCE, GROSS NEGLIGENCE, OR STRICT LIABILITY, OR WHETHER OPERATOR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH LOSSES.
The provisions of this Section 11 shall survive the termination or expiration of this Agreement.
12. Risk of Loss. Operator assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever.
13. Base of Operations. For purposes of this Agreement, the base of operations of the Aircraft is 3M Aviation, 690 Bayfield St, St Paul, MN 55107, provided that such base may be changed at Operator’s sole discretion upon notice from Operator to Lessee.
14. Copy of Agreement in Aircraft. A copy of this Agreement shall be carried in the Aircraft and available for review at the request of the Federal Aviation Administration on all flights conducted pursuant to this Agreement.
15. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, facsimile transmission, e-mail, or reputable overnight courier service, addressed as follows:
If to Operator:     3M Company
c/o Chief Legal Affairs Officer
3M Company
3M Center
St. Paul, Minnesota 55144
Email: khrhodes@mmm.com
Telephone: (651) 733-1110

If to Lessee:         Michael F. Roman
c/o 3M Company
3M Center
St. Paul, Minnesota 55144
Email: MFRoman@mmm.com
Telephone: (651) 733-1110

The address of a party may be changed from time to time by such party by written notice to the other party.
16. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein.
17. Further Acts. Operator and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain, and protect the respective rights and remedies of the other party.
18. Non-Assignment. Neither this Agreement nor any party’s interest hereunder shall be assignable to any person whatsoever. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, and successors.
19. Taxes. Lessee shall be responsible for paying, and Operator shall be responsible for collecting from Lessee and paying over to the appropriate authorities, all applicable Federal excise taxes imposed under Section 4261 of the Internal Revenue Code of 1986, as amended, and all sales, use, and other excise taxes imposed by any authority in connection with the use of the Aircraft by Lessee hereunder.
20. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.
21. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions shall not be affected or impaired. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
22. Amendment or Modification. This Agreement may be amended, modified, or terminated only in writing duly executed by the parties hereto.
23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same

Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.
24. Truth-in-Leasing Compliance. Operator, on behalf of Lessee, shall (i) deliver a copy of this Agreement to the Federal Aviation Administration, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125 within 24 hours of its execution, (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight, and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.
25. TRUTH-IN-LEASING STATEMENT PURSUANT TO FAR SECTION 91.23.
(a) OPERATOR CERTIFIES THAT EACH OF THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS OPERATOR SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. EACH OF THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
(b) OPERATOR AGREES, CERTIFIES, AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT OPERATOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
(c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE. OPERATOR FURTHER CERTIFIES THAT IT WILL SEND, OR CAUSE TO BE SENT, A TRUE COPY OF THIS AGREEMENT TO: FEDERAL AVIATION ADMINISTRATION, AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS AFTER ITS EXECUTION, AS REQUIRED BY SECTION 91.23(c)(1) OF THE FEDERAL AVIATION REGULATIONS.
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Aircraft Time Sharing Agreement to be duly executed on the day and year first above written.

OPERATOR

By: /s/ Michael M. Dai
Name: Michael M. Dai
Title: Secretary

LESSEE

By: /s/ Michael F. Roman
Name: Michael F. Roman

SCHEDULE A

Type of Aircraft	U.S. Registration Number	Manufacturer Serial Number
Gulfstream GV-SP (G550)	N83M	5470
Gulfstream GVI (G650ER)	N93M	6333